Exhibit 99.1

SOURCE: NewMarket Technology, Inc.

Oct 20, 2011 09:00 ET

(NWMT) NewMarket Technology, Inc. Explores Updated Business Strategy Options, New Strategic Investment Relationships and a Change of Control

DALLAS, TX--(Marketwire - October 20, 2011) - NewMarket Technology, Inc. (PINKSHEETS:NWMT) (OTCQB: NWMT) (the "Company") today announced that it is exploring new potential investment relationships and an associated change of control event. The Company previously disclosed in its 2010 Annual Report on Form 10-K that it is actively developing new potential strategic investment relationships intended to support an updated business strategy emphasizing what management considers the yet unrealized value of the Company's operating subsidiaries.

Currently, the Company's business is to provide information technology systems integration services. The majority of the Company's sales are within foreign emerging economic markets. The Company's foreign operations are held in subsidiary companies.

The Company is currently in discussions with several potential strategic investors. The possible investment transactions under consideration include supporting a continuation and expansion of the Company's current business model focused on systems integration services in foreign emerging markets, and alternatively, seeking the sale of the Company's subsidiaries operating in these foreign markets. Investment structures have only been discussed. No specific investment structure is yet under negotiation.

NewMarket CEO Bruce Noller stated, "I believe that the strongest ingredient within the foundation of NewMarket is its foreign subsidiaries. Whether as a whole or in separate parts, the potential value of the subsidiaries has yet to be fully realized. While we are early in the process of determining either the continuation and or sale of existing operating subsidiaries, I am encouraged and enthusiastic about both the number of interested investors as well as the broad variety of potential investment and operational strategies that we may employ over the near and long term."

Management anticipates a strategic investment to include a change of control event. Fifty-one percent of the Company's voting power currently is under the control of the Company's Chairman, Philip Verges. In conjunction with a strategic investment, Mr. Verges expects to sell all or a majority of the fifty-one percent voting power currently under his control in addition to his anticipated resignation from his position as Chairman.

Mr. Verges expects to resign as Chairman and sell all or a portion of his controlling interest in order to concentrate more time on the global small and medium business financial services advocacy initiative he launched in 2010. Therefore, Mr. Verges anticipates that his resignation would occur prior to January 1st, 2012.

In conjunction with management efforts to pursue a potential new strategic investor, management is simultaneously engaged in separate, but complementary efforts to enhance the Company's appeal to any such potential strategic investor. Specifically, management is in discussions to engage new securities counsel for compliance with the Securities and Exchange Commission's reporting obligations. The potential new law firm is larger and represents a greater number of national, exchange-listed public companies than the Company's existing securities counsel. The Company is also evaluating larger audit firms with a greater number of clients than the Company's existing firm. Management anticipates finalizing the engagement of new securities counsel and a new audit firm in conjunction with the engagement of a new strategic investor.

Management emphasizes that the details of a strategic investment and an updated plan based on what management believes is the yet unrealized value of the Company's operating subsidiaries will largely depend on the expectations of the potential new controlling shareholder. Management further emphasizes that a change in the controlling shareholder, combined with a change in the business plan, could also result in additional changes of the current management and directors. Management, founders and directors are targeting having a new direction and possibly new controlling shareholder in place by year-end. However, the Company cannot assure that it will be successful in completing any of these strategic options.

In light of the possible strategic investments and the potential changes to the Company's board, management, and business direction, management expects the overall changes will likely be executed in steps rather than all at once. The order and timeline of steps is difficult to determine at this early junction in the transition process.

Forward-Looking Statements
This communication contains statements regarding the Company's expectations, plans, goals, objectives, assumptions or information about future events that constitute forward-looking statements or information under applicable securities legislation, including the Private Securities Litigation Reform Act of 1995. Undue reliance should not be placed on forward-looking statements because they are subject to numerous risks and uncertainties relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the Company's control. Forward-looking statements are generally identifiable by the terminology used such as "may," "will," "could," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or other similar expressions. These statements are based on assumptions that the Company has made in light of its experience, as well as perceptions of historical trends, current conditions, expected future developments, and other factors the Company believes are appropriate under the circumstances. Although the Company believes that these forward-looking statements are based on reasonable assumptions, many risks and uncertainties could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors, failure to maintain and develop business, failure to increase or maintain the number of customers, downturns in the economies and/or industries in which the Company operates, and the failure to attract or maintain qualified professionals. These and other risks are discussed in detail in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2010. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The forward-looking statements or information contained in this report are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.